Exhibit 10(c)
FIRST AMENDMENT TO THE
CAMPBELL SOUP COMPANY
SUPPLEMENTAL EMPLOYEES’ RETIREMENT PLAN
     THIS FIRST AMENDMENT to the Campbell Soup Company Supplemental Employees’ Retirement Plan (the “Plan”) is effective as of December 31, 2010.
     WHEREAS, the Plan was amended and restated effective January 1, 2009;
     WHEREAS, Section 8 gives the Company the authority to amend the Plan at any time.
     NOW, THEREFORE, the Plan is amended, effective as of December 31, 2010, as follows:
1.	Section 2 is amended to add a paragraph at the end to read as follows:

Notwithstanding any provision in this Plan to the contrary, an individual shall be eligible to accrue benefits under the Plan after 2010 only if:
(a)	Participation. The individual is an employee of the Company or a subsidiary eligible to accrue benefits under section 4.04 of the Pension Plan after 2010; and

(b)	No Severance from Employment. The individual has not terminated employment, as determined under the applicable policies of the Company or its subsidiaries, on or after January 1, 2011.
IN WITNESS WHEREOF, this instrument has been executed on December 21, 2010.

Campbell Soup Company
By:	/s/ Nancy A. Reardon
Nancy A. Reardon
Senior Vice President and Chief Human Resources and Communications Officer

ATTEST:

By:	/s/ Kathleen M. Gibson